Form C

Cover Page

Name of issuer:

BLAZnTECH, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/4/2016

Physical address of issuer:

The Frontier Bldg, The Edge Room,
800 Park Offices Drive
Res Triangle Park NC 27709

Website of issuer:

https://blazntech.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

7/28/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BLAZnTECH, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael J. Penney	CMO	BLAZnTECH	2016
Benjamin Bondar	CEO, CTO	BLAZnTECH	2014
William H Tate	CFO	BLAZnTECH	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael J. Penney	CMO	2016
Michael J. Penney	Chief Evangelist	2016
Benjamin Bondar	CEO	2014
Benjamin Bondar	Founder	2014
Benjamin Bondar	President	2014
William H Tate	CFO	2016
William H Tate	COO	2016
William H Tate	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Benjamin Bondar	Class A, Common Stock 7,800,000	78.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

BLAZnTECH, is a late stage startup conducting a series A round of fundraising. Every startup carries risk for founders and investors. In order to mitigate those risks, we have assembled a team of industry experts and established a growth strategy targeted at positioning BLAZnTECH as the industry leader in weapons accessories. We are a veteran owned and operated weapons accessories company.

We are transparent and direct in dealing with everyone involved in BLAZnTECH. Our BLAZnTECH customers, dealers, distributors, investors, and all of our supporters are the soul of our business. We believe that everyone plays an important part as a member of our team.

We see the following as possible risks and things to consider when investing in BLAZnTECH, Inc.

BLAZnTECH is currently oversold. We have an established production pipeline and supply chain management in order to ramp up production to meet the growing demand for our products. Our team of industry experts has positioned BLAZnTECH to increase growth in a commercial market with an aim at entering the DoD GSA schedule through prime contracting routes.

BLAZnTECH enjoys a rich commercial market for our signature motorized weapons cleaning system (MWCS) kits and other proprietary accessories. This favorable situation may change if the federal government takes steps to limit personal weapons and firearms rights afforded to Americans under the 2nd Amendment to the US Constitution. Given the current and incoming elected officials and appointees, we expect this is a very small possibility.

BLAZnTECH has filed for both the U.S. and international patentspending on our signature motorized weapons cleaning system (MWCS). Our intellectual property law firm represents 65 of the fortune 100 companies with an excellent track record of success. We have a very high probability of securing our utility patent(s). However, there is a small risk that one or both of our patents do not get issued.

BLAZnTECH has produced the world's first and only motorizedweapons cleaning system (MWCS). Imitation products produced by competing companies may come into the market place. BLAZnTECH motorized weapon cleaning systems utilize the worlds smallest strongest motor coupled with innovative proprietary accessories to include; brushes and brush socks, cleaning rods, and attachments. We've partnered with industry leaders to bring our customers a high-quality durable product. FrogLube has added their signature cleaning and lubricant products to every kit. We've developed future concepts with Rainier Arms. Our manufacturing partners, PRIDE Industries, assembles our MWCS kits and has assisted in establishing DoD pipelines.

The BLAZnTECH community has provided us with excellent product reviews and testimonials. We are very proud of our product consistency and the high-quality standards we maintain. As we ramp up our production to meet the ever growing demand for BLAZnTECH products, our focus will always be on ensuring customer satisfaction. Our manufacturing partners are ISO 9001 certified, exceeding the industry standard in quality control management.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	BLAZnTECH will use the first $50,000 to produce a minimum of 2000 MWCS kits and accessory packages.
If we raise:	**$100,000**
Use of Proceeds:	BLAZnTECH will use the first $100,000 to produce a minimum of 2000 MWCS kits and proprietary accessory packages; including brushes, brush socks, and extensions for 9mm, .45cal, 5.56mm, 7.62mm. **Additionally, by raising $100,000 we will lower our cost of production by 8%.**
If we raise:	**$250,000**
Use of Proceeds:	BLAZnTECH will use the first $250,000 to produce 5000 MWCS kits and proprietary accessory packages. **Additionally, by raising $250,000 we will lower our cost of production by 20%. Allows BLAZnTECH to continue additional product development of the MWCS kits and proprietary attachments.
If we raise:	**$500,000**
Use of Proceeds:	With a $500,000 raise, BLAZnTECH will increase our workforce with a focus on hiring veteran employees. Additional man-power expands BLAZnTECH's customer service guarantees, allowing us to serve a greater customer base.

If we raise: **$750,000**

Use of Proceeds: At $750,000, BLAZnTECH initiates development of our next generation MWCS kit and additional accessory packages. Next generation developments include a foldable head, rechargeable battery, additional brushes and brush socks for shotguns and small bore rifles. BLAZnTECH will increase our workforce to provide service to a greater customer base.

If we raise: **$1,000,000**

Use of Proceeds: BLAZnTECH is intent on raising $1,000,000. We are building innovative new products and hiring veterans to make it happen. Our goal is to raise $1MM in order to create the next generation MWCS. In addition to the MWCS gen 2, BLAZnTECH will produce our first AR-15 Stock! BLAZnTECH has developed a revolutionary new way to carry your MWCS kit. Made from premium high quality materials, the stock is equipped with a compartment that houses the MWCS gen 2 with a spring loaded quick-release mechanism.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and

records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.
- For the first 100K of the round investors will receive a valuation cap of $9.5M for the portion of their investment that is part of the first $100K.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$50,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$50,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$50,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$50,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	10,000,000	10,000,000	Yes	No
Debt Securities			Choose	No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0
Other Rights:	
	0

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$10 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the

Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Friends and Family Loan (informally associated with the BLAZnTech, LLC entity), $160,000 at 10%, no maturity.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

BLAZnTECH, Inc. created and patented (pending) the world's first and only motorized weapons cleaning system (MWCS)! We produce, package, and market our signature MWCS to our customers and partners primarily by our BlaznTech.com website and online store.

Our primary target market has been the United States. However, we are seeing rapid growth in our global sales. We have become the worldwide front-runner in motorized weapons cleaning kits. Our aim is to be the high-end trailblazers and market leaders for weapons cleaning systems and weapons accessory providers!

Revenue Streams
BLAZnTECH, Inc. currently enjoys two primary revenue streams. The first is from the sales of our MWCS kit boxes. We have been retailing these kits for about $200 each. Our gross margins are often more than a 200% markup. However, We have largely sold out of our full kit boxes for now.

Our second revenue stream comes from our proprietary consumables. Each kit includes attachable nylon brushes, cotton brush socks, and weapons high-value CLP (Cleaner, Lubricant, and Protection) gel. These necessary weapons cleaning consumables account for almost half of our gross revenue. Our gross margins on these items are often more than a 200% markup as well. Our loyal customers who regularly reorder our products are a big part of our lifetime customer value integration plan.

BLAZnTECH, Inc. enjoys a very loyal and diverse fan, customer and support base. We engage regularly with our Facebook and Instagram followers. As a result, lots of products sales and BLAZnTECH company interest are generated from our online community.

Due to the fact that BLAZnTECH has become so popular with our online community, we are currently sold out of our products and trendy swag offerings. Thus, a major portion of the funds that we raise on our Wefunder campaign will be committed to more high demand products and swag purchase orders.

BLAZnTECH, LLC was originally founded in 2014 by our founder and fellow infantry soldier, Benjamin Bondar. He was looking for a fast and effective way to clean away grime and carbon buildup from all of the small arms such as rifles, pistols, etc. that his unit was carrying on patrol and fire missions. There was no such rapid and effective weapons cleaning system available. So he created one from the ground up!

Inventing, testing, experimenting and perfecting the BLAZnTECH MWCS that is on the market today took years of trial and error. He and his BLAZnTECH development team required quite a bit of engineering, intellectual property, and marketing costs to complete the current MWCS.

Sales began slowly with just a few units at the Joint Base Lewis-McChord, Washington (Seattle area). The military and personal firearms community liked the fast and effective way that the BLAZnTECH MWCS cleaned most all firearms without needing to disassemble them.

From there, the sales increased very quickly! We have currently sold more than 1,000 kit boxes with sales in more than ten countries globally. Our next production run will likely feature some field tested upgrades and other customer related improvements.

We strongly believe that BLAZnTECH's current products will continue to enjoy rapid growth and increased marketplace demand well into the year 2020. We plan to add several new and innovative products as our target market expands worldwide.

BLAZnTECH, LLC and Reincorporation

Based on our past BLAZnTECH, LLC data, our total revenue has grown by greater than 25% per year. However in 2017, we have new seasoned and all military veteran BLAZnTECH leadership team in place, we expect to surpass that.

BLAZnTECH, Inc. was created for several reasons. The BLAZnTECH, LLC was fine for the early stages of our product development and design phase of the BLAZnTECH motorized weapons cleaning system (MWCS) and our basic company needs.

However, for the BLAZnTECH product distribution and rapid growth acceleration phase, we required a new leadership team, a corporate plan upgrade (from LLC to C Corp). We became a Delaware C corporation that would accommodate our 2017 expected explosive growth. This C corporation also provides us a very favorable legal entity structure to raise outside funds from angel investors, VC's and/or Wefunder investors.

As for the BLAZnTECH, LLC, the financial statements are not yet consolidated nor complete. We plan to address and wrap up the LLC's business and do a full accounting soon.

BLAZnTECH, LLC sold about 1,000 MWCS kit boxes and consumables generating gross revenues of over $150,000.
Assets include a $20,000 steel tool mold for the MWCS enclosure; customized and proprietary brushes and cotton socks; plus, all of these items are both USA and international patent pending.

Expenses include development, design, sourcing, engineering, prototyping, manufacturing, legal, patent search, assembling, packaging, labor, shipping and handling, business startup, administrative, etc. While a full accounting is not available at this time, these expenses came out to around $300,000 in total for the BLAZnTECH, LLC entity.

Operations

Our BLAZnTECH products are sourced globally but assembled, packaged, processed, and shipped from several hubs in the United States. However, in 2017, we expect that all of our production and distribution needs will be conducted exclusively within our United States operations hub centers.

Liquidity

We expect that BLAZnTECH, Inc. will raise significant
funds from our successful Wefunder campaign. We strongly believe that we shall become self-sufficient and self-sustaining at the higher funding levels of our campaign. Raising substantial sums of money will also allow us to make our purchase orders at very favorable volume discounts. Ordering at these important
discounts will significantly contribute to our bottom line profitability.

BLAZnTECH, Inc. is in excellent financial shape. We have no debts, nor capital obligations at this time. This will allow our shareholders to maximize our growth and performance.

BLAZnTECH, Inc. plans to grow and partner with our customers, distributors, partners and fans. We have a tremendous and underdeveloped marketplace opportunity. We expect our firearms cleaning and firearms accessory ecosystem to continue to grow both is users and fans. Look to us to produce our growing success and expanding our high-end product range.

Cash on Hand / Burn Rate
As of December 2016, the company had approximately $5,100 cash (or cash equivalents) in bank. In December, it had a net cash in (monthly revenues minus monthly expenses) of approximately $100.

The burn rate can vary a lot. With no office and us trying to run a tight ship, in terms of ongoing administrative expenses, the costs are low, around $300 per month plus salaries. However, going into production will be costly, which is what we are raising funds for. We generate income by selling kits, but the previous batch of produced kits are largely sold out, so we will need to produce more in order to generate income. We are working on lining up potential purchase orders for when that happens.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   - C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://blazntech.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Blazntech SAFE Early 9.5m
Blazntech SAFE

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Benjamin Bondar
Michael J. Penney
William H Tate


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INVEST IN BLAZNTECH
World's first motorized cleaning system for firearms
$0
raised of $50K goal
$100 min
INVEST
Wefunder Portal LLC

Future Equity (SAFE)

$10M valuation cap

A SAFE gives you the right to future shares in BLAZnTECH. If you invest, you're betting the company will be worth more than $10M in the future.

INVEST $50,000+ FOR PRO RATA

> EARLY BIRD BONUS: $9.5M Valuation Cap
> Investors who fund the first $100,000 of this fundraise will invest at a $9.5M Valuation Cap.

INVESTOR PERKS

$250+	BLAZnTECH MWCS [1 kit] + 10% lifetime discount Additional Items included with each MWCS: • Custom 5.56 Chamber Brush • Custom 7.62 Chamber Brush • Custom 9mm Brush • Custom .45ACP Brush • Proprietary Brush-Socks for 9mm and .45ACP Brushes (25pack) • Proprietary Brush-Socks for 5.56 and 7.62 Chamber Brushes (25pack) • Barrel Brush Extension Rod • FrogLube 1.5oz CLP • FrogLube 1oz Solvent • Lanyard • 9v Duracell Battery • Ballistic Nylon Case
$500+	**Be the first to get hands on new product and gear before it hits the shelves.** BLAZnTECH MWCS [2 kits] + dealer discount rates on all that BLAZnTECH has to offer including apparel, patches and gear.
$1,000+	**BLAZnTECH dealer pricing and packages** BLAZnTECH MWCS [3 kits] + full BLAZnTECH dealer package including; apparel, patches and gear + dealer discounts throughout the whole BLAZnTECH line of products: kits, accessories and merchandise.
$2,000+	**Join our partners list on blazntech.com and receive an annual report from the CEO.** Get hands on new product and gear before it hits the shelves. + a featured membership in our news article and additional promotional streams This option includes preferred dealer status and marketing package: BLAZnTECH MWCS [4 kits] + full BLAZnTECH dealer package; limited edition hats, apparel, patches and gear + dealer discounts throughout the whole BLAZnTECH line of products
$5,000+	**Test products with us in the field** +Join our partners list on blazntech.com + receive an annual report from the CEO + participate in quarterly product reviews + research and development testing. + a featured membership in our news article and additional promotional streams This option includes preferred dealer options and marketing package: BLAZnTECH MWCS [5 kits] + full BLAZnTECH dealer package including; apparel, patches and gear + dealer discounts throughout the whole BLAZnTECH line of products.

$10,000+	**Seat on the BLAZnTECH advisory committee** + Test products with us in the field. +Join our partners list on blazntech.com + Includes VIP dealer options + a featured membership in our news article and additional promotional streams BLAZnTECH MWCS [10 kits] + full BLAZnTECH dealer package; limited edition hats, t-shirt, patches and BLAZnTECH gear + dealer discounts throughout the whole BLAZnTECH line of products.

> *"We are a veteran owned and operated engineering and manufacturing company, providing the world's 1st and only Motorized Weapons Cleaning System. A pocket-sized tool that quickly and effectively cleans most commonly used rifles and handguns, without any disassembly of the firearm.*



Benjamin Bondar
CEO & FOUNDER, BLAZNTECH

OUR AMBITION

Our goal is to provide all gun owners with a fast effective way to clean their firearms. Gun cleanliness can be the difference between life and death. Blazntech is the world's first motorized tool that allows you to clean a firearm at 300+ RPM! We've successfully established demand for our product. Now with our partners at PRIDE Industries, we're poised to become the industry leader in weapons accessories.

KEY FACTS

- Developed and produced the world's first and only motorized cleaning device for firearms
- Created a line of proprietary nylon bore brushes and chamber brushes, brush socks, and extensions for; 9mm, .45 cal, 5.56/.223, 7.62mm.
- Patent pending in the U.S. and internationally
- Manufacturing partners with PRIDE Industries; employing disabled Americans and severly disabled veterans
- Partnered with FrogLube; providing cleaning, lubricant and protectant in every BLAZnTECH kit
- Developed internal circuit board to reduce labor time and increase our production capability

https://blazntech.com *from Res Triangle Park NC* TECH RETAIL ADVENTURE B2C B2B HARDWARE

WHY I LIKE BLAZNTECH

What excited me about BLAZnTECH from the first moment I heard about their product was the idea to revolutionize something so essential, ubiquitous and critical as cleaning a firearm. I love being part of something that is not just another fad, but is innovative and actually improves peoples' lives - and this product achieves this with flying colors! It is very special to help bring something to the world that will not only increase effectiveness of our military and those in law enforcement, but also has the potential to increase the safety of their lives. And to top it all off, I really love that this product allows users to enjoy the actual process of weapons maintenance. It's not very... READ MORE



Andrey Tkachuk

DIRECTOR OF FINANCE AT DEMANDFORCE. - INVESTED IN BLAZNTECH

THE BUZZ ABOUT BLAZNTECH

This is now the only firearm cleaning system I will own from here on out. @blazntech The quality is exceptional, packaging is very impressive, and firearm compatibility exactly fits my needs.

@1k_cory

Happy Customer

The game has changed. No more baby wipes or failed weapons.

Lars Connon

Happy Customer

This seems to be an excellent tool for quick cleaning and could save a life. Also. I would like to thank each and every one of you for your service and the sacrifices you endured. From the bottom of my soul. Thank you.

Charles Rogers

US NAVY VETERAN, USS NASSAU LHA-4

MUSIC TELEVISION

Tactical Shit Review of BlaznTech's Motorized Weapons Cleaning System

August 29, 2016

We take an in depth look at BlaznTech's MWCS.

MUSIC TELEVISION

AR-15 - BLAZnTECH Motorized Weapons Cleaning System

December 23, 2015

I show how to use the BLAZnTECH Motorized Weapons Cleaning System (MWCS) on my AR-15. I also share my thoughts while overviewing this product. https://blazntech.com/ https://www.rainierarms.com/blazntech-motorized-weapons-

MUSIC TELEVISION

BLAZnTECH Motorized Weapons Cleaning System

December 9, 2015

Chummerz review on BLAZnTECH's MWCS. Introducing the world's 1st Motorized Weapons Cleaning System. This pocket sized tool is designed to fit in the ejection port to be able to clean without disassembling your upper receiver. The Custom

BLAZnTECH Motorized Weapon Cleaning System Set to Ship in September
August 22, 2015

I posted last May introducing BLAZnTECH and their innovative firearms cleaning system. BLAZnTECH originally had a shipping date in July. They've since pushed the shipping date to September, but are manufacturing limited quantities for and offering

Motorized Weapons Cleaning System by BLAZnTECH - The Firearm Blog
May 20, 2015

Now here is something that I really wish I had during my time in the Corps... the BLAZnTECH motorized weapons cleaning system. Its so simple, its brilliant. A rotating brush for cleaning the chamber of an AR (or other components with suitable

Coming to the Range: BLAZnTECH Motorized MSR Chamber Cleaning Kit
May 15, 2015

Any MSR shooter knows the joy of firing off a few hundred rounds is almost directly countered by facing the grim reality of cleaning your rifle when you get home. It's especially defeating if you have a direct impingement MSR.

BLAZnTECH Motorized Weapons Cleaning System
May 14, 2015

Posted on May 14th, 2015 by ar15news BLAZnTECH is a new company bringing an equally new cleaning product to market. Its their Motorized Weapons Cleaning System which is designed to clean the lugs and chamber of your AR or handguns. The

Gun Maintanence Hasn't Changed in Years

Everyone from Army Rangers to gun enthusiasts cleans firearms by hand. Until now.

Traditional cleaning systems require disassembly of the firearm which is especially dangerous out in the field. Our unique drill enables thorough cleaning without disassembly which is a game changer for the military and gun owners alike. The market potential includes every single gun here at home and abroad in the field.

Guns are safer with Blazntech. Troops are more prepared. Our market is huge.

USA hunters, range shooters, collectors

USA military and law enforcement

International hunters, range shooters, collectors

International military and law enforcement

265 Million

Guns in the US

$6 Billion

Firearms accesories
industry (US)

Born in Iraq, We Created Every Rifleman's Dream Cleaning Tool

The world's first and only motorized weapons cleaning system.

Blazntech is a pocket-sized tool that manages to quickly and effectively (without any disassembly) clean most commonly used rifles and handguns! Founded by a combat veteran who personally discovered the need for such a device during his time overseas, Blazntech is made from glass-reinforced nylon, assembled in the United States, and covered by a 3 year limited warranty.

Glass-Reinforced Nylon Enclosure!

Bright White LED!

300+ RPM!



BLAZNTECH

Proprietary Brush-Socks (100% Cotton)!

Redesigned Brushes!

3 Year Limited Warranty!







Business Numbers

Just the beginning: 1,000+ units sold

We've partnered with the esteemed PRIDE Industries for our production facility. They employ over 7,000 Americans, half of whom or disabled. WE're excited to scale with them to outfit the hundreds of retailers eager to sell BLAZnTECH.

$55
Current cost of production

200
Suggested retail price

$30
Predicted cost of production in 2017

Our Customers

Military, Police, & Gun Enthusiasts

Blazntech was born out of necessity in the field in Iraq. Our customers include the armed forces, the police, and gun enthusiasts all over the country.

Testimonials and Video Reviews

The world already has a lot to say about Blazntech

"This seems to be an excellent tool for quick cleaning and could save a life. Also. I would like to thank each and every one of you for your service and the sacrifices you endured. From the bottom of my soul. Thank you."

Charles Rogers

US NAVY VETERAN, USS NASSAU LHA-4



Blazntech Cleaning an AR-15

Reviewed on video by Rainier Arms.



The Full Kit

This reviewer breaks down the entire Blazntech package.

Born in the Field, We've Come a Long Way in Two Years

The idea first came to Ben in bootcamp and then became ingrained while in the field in Iraq. He's perfected the prototype since leaving the military and has since worked with several world class designers to fine tune the drill. Blazntech has had strong initial sales and is now ready to expand to wholesale and military contracts to really expedite growth.



Ben in Iraq

Stationed at Camp Taji, Iraq, Benjamin Bondar discovers need for Motorized Weapons Cleaning System.

September 2009



First Prototype

Benjamin Bondar builds his 1st prototype and begins his search for qualified engineers. Discovering disabled Vietnam veteran Nick Udall, he then continues to build his team under the company name of BLAZnTECH and files a provisional patent.

November 2014



First Investor + Product Designer

After multiple prototypes, Benjamin Bondar acquires his 1st investor Andrey Tkachuk and gets the help of SAMSUNG product designer Steven Tkachuk.

January 2015



Blazntech Partners with Pride Industries

In search of the highest standards of quality, durability, and value, BLAZnTECH established it's full assembly with Pride Industries. PRIDE is a US based, ISO 9001 certified, non-profit company that employs veterans and people with disabilities.

September 2015



Relocation and Patents Filed

Team relocates to Washington state to work closely with Rainier Arms. Blazntech managed to quickly establish brand recognition and demand for the MWCS. In addition to that, we acquired the help of Sutherland Asbill & Brennan LLP (represents 58 Fortune 100 companies) and filed a nonprovisional utility patent.

January 2016



1,000 Units sold to individual customers

August 2016



Research Triangle Park, North Carolina

Having quickly sold out of his inventory, Benjamin Bondar has relocated to North Carolina and organized an all new Delaware-based C corporation (BLAZnTECH, Inc). He has then officially licensed his patent to BLAZnTECH, Inc and organized a new team of combat veterans to help lead BLAZnTECH into mass production.

November 2016


LAS VEGAS

BlaznTech, a "featured product" at Shot Show in Las Vegas

January 2017



10,000 Units Sold

With planned retailer partnershops and new distribution channels in the US, we plan to ship 10,000 units by this coming summer.

July 2017

BLAZnTECH

50,000 Units Sold

Holidays are a great time to gift the latest greatest accesory in firearms. We plan to have our ecommerce business humming by next hoiday season to ensure we can keep up with demand.

December 2017

Join Us for the Ride!



Keep Your Ballistics and Guns True

Most gun enthusiasts love the anticipation of the overwhelming joy that is felt as the sights are aligned and the trigger is slowly depressed. The hammer falls on the firing pin thrusting it forward to slam into the primer. That split second as the internal spark ignites the gun powder, pushing your projectile forward down the barrel at speeds of 2,580 ft/s. The smell of the burnt powder, the recoil of the rifle that then sounds that beautiful steel down range. This, my friends, is what a lot of us live for.

Fast-forward to the end of the day. You and your brothers-in-arms had an amazing day on the range. You've pushed yourself and your equipment to the max. You've made some improvements, you've learned some valuable lessons. What next? Time to break out the old-school cleaning kit. You've spent a lot of money on some tools that require a lot of time to get that star chamber spotless. Yes, the dreaded star chamber..........

SHOW MORE

Letter from Founder / CEO

January 9, 2017

Respected investors, colleagues and friends:

Developing the world's first and only Motorized Weapons Cleaning System has proven to be a rewarding challenge. BLAZnTECH has gone through many struggles while focused on product development and streamlining production. We've grown an experienced team of industry professionals and established partnerships with industry leaders. We've come a long way.

I'm truly honored and grateful for each and every one of you.

SHOW MORE

MEET THE FOUNDERS



Benjamin Bondar
CEO & Founder
Benjamin is a former stock market analyst - managing over 2.3MM with his own trading floor. He is a veteran of Iraq, FAA certified pilot, and inventor of the Motorized Weapons Cleaning System.



William H Tate
Chief Financial Officer
William loves to train, advise and assist people in solving their money management challenges.



Michael Penney
Chief Evangelist
Michael is a Marine combat veteran of Iraq and Afghanistan. He is a combat marksmanship instructor, foreign weapons instructor, NRA instructor, Chief Range Safety officer, entrepreneur and, inventor.



Cj Dugan
Business Development

AND THE REST OF THE TEAM



Steven Tkachuk
PRODUCT DESIGN



Nick Udall
DIRECTOR OF ENGINEERING



Cody Cuellar
Creative Director

OUR INVESTORS

Roy Morejon
President, Command Partners

Andrey Tkachuk
For the last 16 years, held various business consulting and finance/operations management positions in Software/Hardware companies in Silicone Valley.

DETAILS

− COLLAPSE ALL

What is Blazntech?

BLAZnTECH is a revolutionary new weapons accessories company. BLAZnTECH has developed and released the world's first and only motorized weapons cleaning system; a pocket-sized tool that cleans firearms without any disassembly. The idea for the device came out of necessity. While I was serving in the military overseas, I had to constantly clean my weapon. We shot a lot of training drills, firing thousands of rounds at the range. It's important to clean the rifle to the highest standards prior to going on a patrol. The chamber is constantly being filled with carbon on direct gas systems, such as that of the M-16 model variants. It needs to be cleaned regularly to ensure the cycle of operations is not interrupted. Upon return to the states, I had looked for device like this and was astonished to realize nobody had come up with it yet. Now, after multiple stages of product development, BLAZnTECH has produced the world's first and only motorized weapons cleaning system. Fitted with a compact, ultra high torque motor and nylon brushes, the cleaning system is small enough to reach all areas of the firearm without causing damage.

Do you have competition?

Conventional cleaning systems are our current competitors. They rely on metal brushes and clean robs to scrape out the chamber. This requires the user to disassemble the weapon. Most professional users prefer not to use metal brushes, instead they primarily use Q-tips and dental picks for their stock chamber. We are the first to market with a patent pending motorized cleaning device and proprietary brushes, socks, cleaning/protectant and industry leading partners to accelerate production to reach a growing demand.

Why is this cleaning tool different from all the other options?

Cleaning a firearm by hand is tedious work. It's a time consuming process that involves breaking down the weapon and scraping the hard to reach areas of a gun, mainly the chamber. Solvents and soak tanks strip the lubricant from all metal parts. Still, the most effective way to deep clean a rifle is using soap and warm water. All of these solutions involve taking apart the gun and thoroughly scrubbing everything. BLAZnTECH has found a better way. At 300+ RPM the motorized weapon cleaning system is the fastest, most effective way to clean all your firearms. We take pride in delivering a high-quality product our customer can rely on. We built our tool to function in war - where reliability is the only thing that matters.

Do you have a patent for the device?

We do. Our patent applies not only to the device but the ability to clean a firearm outside of disassembly. Our intellectual property is domestically and internationally protected.

Who are your potential customers?

We've identified target areas throughout the U.S. and global markets. The midwest, Texas, Colorado and the southeast are the bulk of our market. Our goal is to establish a large commercial dealer distributor network, selling direct to them. The intent being to legitimize our product in a strong commercial market, then bring it through the proper DoD channels. We will sell through two-tier wholesalers who are also prime vendors on the GSA schedule. They are able to sell direct to units with the proper impact cards and post items on the GSA open market.

Our end users include veterans, gun enthusiasts, men, women, young and old; 80 million American gun owners. To expand our customer base, we are producing various caliber brushes. Currently our product cleans most commonly used firearms; 9mm, .45cal, 5.56mm and, 7.62. We plan to manufacture .22LR, 12GA and 20GA in the future.

Where did you get the idea and how has it evolved? ^

The idea first came to me in boot camp but the need became apparent when I went to Iraq in 2009. That's also when my research began. When I left the military and went to school, I started to work on a prototype to see if such a product was even possible. I had began working with a disabled Vietnam veteran who helped make the product more presentable. The next year I began working with an engineer. After several prototypes we established proof of concepts. Also, I worked with a SAMSUNG designer to give the tool the look and feel I wanted. In 2015 the product went to market.

What are your production costs? ^

The majority of our costs are associated with production. Our lean production model is labor intensive. We have worked with our production partners to streamline the manufacturing and assembly process We are focused on delivering a high quality product the everyone can be proud of.

Where do you produce Blazntech? ^

We've partnered with the esteemed PRIDE Industries for our production facility. They employ over 5,600 Americans, half of whom are disabled. They have Department of Defense contracts and products on the GSA. Recently, they're partnered with an even bigger nonprofit organization called SourceAmerica; "SourceAmerica creates a platform for people with significant disabilities to be seen and heard...and hired." (sourceamercia.com). We are excited and honored to be working with such a highly respected industry leader.

Where are the products sold? ^

We currently sell through our website; we provide dealer pricing for those that qualify and ship packaged and marketed product in bulk. Approximately 70% of the product is sold through our website and 30% being sold through dealers. Our dealer verification process ensures high-quality product is being sold at manufacturer controlled price points.

How important are government contracts to your retail strategy? How else will you sell Blazntech? ^

Our retail strategy is based on direct sales and dealer offerings. The government market is secondary. We have established relations with the DoD and sent units for testing. The Pentagon has requested units and the military's Maryland Aberdeen Proving Ground currently has products for testing.

Our primary focus is to establish credibility in a commercial market while working to deliver a solution for military application in the long term.

Gun dealers are the biggest clientele, and they're big fans of the product. Our cleaning system was created with the AR-15 in mind. It's the most widely sold firearm in America. The motorized weapon cleaning system is a high quality tool that displays nicely, demonstrates reliably and sells well at a comfortable margin.

What's stopping you from filling the orders you're already getting? ^

We have gotten amazing feedback from our customers already using the cleaning system. The motor and brushes work well and operate as intended. In order to deliver a reliable high-quality product, we have pushed a large amount of capital into labor costs. Our current lean production method is time consuming. Products that have been purchased are being delivered daily.

Our engineers along with PRIDE Industries have developed a manufacturing and assembly process to facilitate the large sales volume we've encountered. Now it requires the capital necessary to make the dream a reality.

We have produced a patent pending product and established proof of concept. We've assembled a team of industry experts and subject matter experts from a variety of business and tactical shooting disciplines. We've aligned ourselves with respected partners such as FrogLube and PRIDE Industries.

Why are you raising money?

Our intent is to grow the company with the support of our fellow firearms enthusiasts. With the funds raised, we will ramp up production using refined manufacturing methods to ensure quality control and smooth supply chain management. We will have the ability to drastically scale production and fulfill the growing demand.

What are the key problems you're thinking about for the next year?

Customer satisfaction is our key concern. Delivering products in an efficient manner and handling all customer issues quickly and effectively. It's important that we have the right staff in place to answer any kind of questions there might be. The product works as advertised. It delivers on being the fast, effective way to clean your firearms.

Where does your product fit into the existing market?

Weapons owners spend $13 billion every year on accessories. The firearms and ammunition industry impact, in the US alone, is over 49 billion according to the National Shooting Sport Foundation (http://www.nssf.org/impact/).

Traditional cleaning systems require disassembly of the firearm. It takes a long time and puts unnecessary wear on the internal components of the firearm. Our motorized cleaning system employs a high torque, high speed, nylon brush coupled with FrogLube to scrub the chamber. Then wipes it clean with a fresh brush sock at 300+ RPMs. Effectively and efficiently cleaning your gun in seconds without any disassembly of the firearm. A high tech solution for an age old problem.

What's one of the biggest hurdles you've faced since starting the business?

It has been difficult to develop a motor that could meet the demands we needed to put on it. We've gone through many stages of development, learning with each failure. We take pride in knowing our product provides a direct power drive through the cleaning head and into the chamber. This revolutionary motor is what makes 21st century cleaning technology possible.

Why raise money from all of your customers and fans?

It's important to our company that we serve through fellow ownership. We are asking our community of fellow firearms enthusiasts to come and be part of something greater than themselves. By joining Wefunder and investing in BLAZnTECH you own a piece of that future. We have done the heavy lifting by creating the product and ensuring it proved what we said it would do. Now we offer an investment in our company to ensure it's success in the long term. We are veterans working to build a better piece of gear for all of us to enjoy. Let's build something together.

Tell us about the team? Why will you win?

The best definition for the word entrepreneur is problem solver, we believe it's important for our potential investors to recognize the fact that we have been finding solutions for impossible challenges throughout military service and our entire lives.

Benjamin Bondar joined the U.S. Army as an infantryman. He was offered the rare opportunity to serve in the oldest active infantry regiment: “The Old Guard” is the U.S. Army's official ceremonial unit and escort to the President. Later, he deployed to Iraq in support of detainee operations and combat patrols. During his time overseas, he discovered the need for a pocket-sized tool that can allow soldiers to have weapons maintenance without weapons disassembly. He spent over two years in product development to ensure proof of concept before founding BLAZnTECH. Benjamin has patented the world’s 1st and only Motorized Weapons Cleaning System - a pocket-size tool for cleaning weapons quickly and effectively without any disassembly.

Michael J. Penney is a Marine combat veteran of Ramadi, Iraq; Kajaki and Sangin, Afghanistan. He served with 3/7 weapons company deploying twice to Ramadi in 2005 and 2007. Upon reenlistment Michael transferred to Quantico to become an instructor. He is certified as a combat marksmanship coach, trainer and instructor trainer. He’s a formal school instructor and school trained designated marksman and foreign weapons instructor. In 2010 Michael volunteered for a third combat tour, this time with 1st battalion 5th Marines, leading a section of advisors through Kajaki and Sangin Afghanistan. After 8 years of service, Michael left the Marine Corps as a Sergeant. Now he is an entrepreneur and inventor. His first product, the magazine insert for cleanliness and safety, prevents dirt, dust and debris from entering the internal components of the firearm. The product is injection molded and delivered thru the same channels as BLAZnTECH. Michael’s skill-set, knowledge and expertise brings a unique perspective to the BLAZnTECH team.

William Tate started his US Army career when he turned age 17 and enlisted in the local Army National Guard while still a junior in high school. He secured an Army ROTC scholarship at Ole Miss and was a commissioned officer. His first duty was as Executive Officer assigned to a US Army Special Forces (Green Beret) A- Team. While with the unit he conducted successful missions in Africa, Central America, Europe, and the Middle East retiring after 18 years of honorable and global service due to the 1994 Forces Reduction Act. Straight out of the Army, William became a financial advisor, which led to a wide-ranging background in the financial planning and financial services industry. He has been a financial trainer, advisor, and manager in Silicon Valley with well-known financial services firms such as Morgan Stanley. BLAZnTECH values William’s extensive experience in Wall Street financial services and his background in working with small innovative startup companies.

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RISKS SPECIFIC TO BLAZNTECH

1. BLAZnTECH, is a late stage startup conducting a series A round of fundraising. Every startup carries risk for founders and investors. In order to mitigate those risks, we have assembled a team of industry experts and established a growth strategy targeted at positioning BLAZnTECH as the industry leader in weapons accessories. We are a veteran owned and operated weapons accessories company.

We are transparent and direct in dealing with everyone involved in BLAZnTECH. Our BLAZnTECH customers, dealers, distributors, investors, and all of our supporters are the soul of our business. We believe that everyone plays an important part as a member of our team.... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

BLAZnTECH is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Benjamin Bondar

CEO & Founder

Charlotte, North Carolina Area | Electrical/Electronic Manufacturing

Current	BLAZnTECH
Previous	Bondar Entertainment, LLC, The Old Guard (U.S. Army's official ceremonial unit and escort to the President.), Royal Treasury, INC (Partner of Dimension Brokerage, LLC)

Send Benjamin InMail

102 connections

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Contact Info

Background

Summary



L-39 Albatross Aerobatics (Top Gun Pose)



Pitts Aerobatics



Cirrus SR-22 45º bank over...



Directing "Persecuted" the ...



Larry

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Experience

CEO & Founder
BLAZnTECH
June 2014 – Present (2 years 8 months) | Charlotte, North Carolina Area

Engineering and manufacturing company, providing the world's first Motorized Weapons Cleaning System.



PRIDE Industries



BLAZnTECH MWCS

Business Owner

Bondar Entertainment, LLC

January 2013 – January 2015 (2 years 1 month) | Los Angeles

-Written, Produced, and Directed "Persecuted" Best-Selling iTunes Short.

https://itunes.apple.com/us/movie/persecuted/id908469353

Persecuted - IMDB

Persecuted - iTunes

11B Infantry Soldier

The Old Guard (U.S. Army's official ceremonial unit and escort to the President.)

2008 – 2012 (4 years) | washington d.c. metro area

-Ceremonially performed and supervised over 500 funerals at the Arlington National Cemetery, and over 1000 military ceremonies throughout Washington D.C.

-Security Detail for 2009 Presidential Inauguration.

-Escorted members of congress and foreign dignitaries.

-Deployed overseas in support of detainee operations and combat patrols.

Iraq

Senator John McCain

Pentagon

Pass-In-Review!

CEO, Market Analyst
Royal Treasury, INC (Partner of Dimension Brokerage, LLC)
2006 – 2008 (2 years) | greater new york city area

-Managed trading office with 15 day traders.

-Personally held responsible for partners combined trading margin of $2.3 million.

-Built and programed multiscreen trading workstations.

-Performed remote operations with both domestic and international traders.

-Reviewed traders daily market executions, account P&L, and maintained individual account restrictions.

Configuring eSignal candlestick charts and ti...

Shorting Bear Sterns.

Bank Teller
Washington Mutual Bank
2004 – 2006 (2 years) | Napa, CA

-Supported customers in all banking transactions.

-Balanced ATM machines, bank vault, and angry customers.

-Performed branch opening and closing procedures.

Certifications

Pilot
Federal Aviation Administration - FAA, License 3179090

Languages

English
Native or bilingual proficiency

Russian
Native or bilingual proficiency

Skills

Top Skills

- 6 Screenwriting
- 3 Producing
- 3 Directing
- 2 Line Producing
- 3 Weapons
- 1 Marksmanship
- 2 Acting
- 1 Aviation
- 5 Business Strategy
- 1 Casting

Benjamin also knows about...

- 1 Day-trading
- 1 Investments
- 5 Marketing
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- 3 Social Networking
- 5 Cinematography
- 5 Entertainment
- 5 Security
- 2 Team Leadership
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- 6 Social Media
- 1 Business Development
- 2 Military
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- 2 Film Production

Additional Info

- **Interests**

Filmmaking, Business Management, Aviation, Stock Market Analysis, Mechanical Engineering.

- **Personal Details**

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Michael J. Penney

Entrepreneur

Raleigh-Durham, North Carolina Area | Program Development

Current	BLAZnTECH, LifeFlip Media, Bunker Labs
Previous	TEDx Raleigh, United States Marine Corps, National Rifle Association
Education	Syracuse University

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IGNORE THE AWFUL TIMES, AND CONCENTRATE ON THE...

September 9, 2016


TEDx Raleig

What's your IED? How to add VALUE in Explosive...

June 14, 2016


5 PARAGRAPH
BUSINESS
PLAN

5 PARAGRAPH BUSINESS PLAN

January 14, 2016

Background

Summary

I am a father, a Marine and, an entrepreneur. I've devoted my life to making the world a better place, better for our children, better for every future generation. My mantra is simple #addVALUE to every situation I encounter.

Lets connect, network and change the world...

Things I focus on:
+ Veteran mastermind groups
+ Empowerment through military occupational specialty training
+ Management training
+ Veteran employment
+ Educating an American society about the effectiveness of veterans with a focus on the infantryman's role in the workforce.

I effect these efforts through positive contributions to veteran organizations:
+ Authoring short stories, informative pieces and, educational works that center around veterans
+ Record and podcast the positive efforts of fellow veterans
+ Plan and collaborate with the network to provide positive solutions to vetrepreneurial startups

Blood Stripes

Stepping off on patrol

United State Marine Corps

Cigars and Sea Stories

TEDx Raleigh: "What's you…

SEE MORE

Experience

Chief Evangelist
BLAZnTECH
November 2016 – Present (3 months)

BLAZnTECH is proud to introduce the world's first and only Motorized Weapons Cleaning System, a pocket-sized tool that manages to quickly and effectively (without any disassembly) clean most commonly used rifles and handguns! Made from glass-reinforced nylon, assembled in the United States, and covered by a lifetime warranty, the (MWCS) is guaranteed to provide a luxurious cleaning experience. Founded by a combat veteran who personally discovered the need for such a device during his time overseas, BLAZnTECH is a veteran-owned and operated company that takes great pride in delivering its necessity-based invention to an industry that is already calling the product "a vacuum in a market full of brooms".

The MWCS is intended to be used with no disassembly of the weapon; simply insert the system into the chamber via ejection port or barrel, turn it on, and witness the magic! Rotating at 300rpm, the custom nylon brushes cause no damage to the weapon, providing enough rigidity to ensure that carbon, powder residue, and fouling are effectively removed. For lowlight situations, the MWCS also has a built-in LED light option to help with identifying carbon and checking your work.

BLAZnTECH MWCS

Director Of Business Development
LifeFlip Media
December 2016 – Present (2 months)

For years, the name of the game in marketing was to reach everyone – build a big brand and blanket the world with your story. Now, the key is to find the core audience that will care about what you bring to the market, talk with them about what they want and grow into the kind of brand they not only love but will tell their friends about.

LifeFlip Media applies a common sense, hands-on approach to provide superior results and unmatched client service.
With 100% of our staff dedicated solely to client work, our growing team of PR professionals have more than five years of high-tech PR agency experience. More experienced teams result in better service for our clients, as the team developing the strategy is the same group executing the tactics.

Director of Programs
Bunker Labs
June 2016 – Present (8 months) | Raleigh-Durham, North Carolina Area

Educate, inspire, connect

I work with ambitious veterans to provide them with the resources they need to commit to action and change the world - again.

▾ 3 recommendations, including:

Thomas Brennan
Journalist, Author Focused On War & Tr...

Michael is more than just a great beard. He is a genuine, selfless leader and friend. My business wouldn't be where it is... View↓

Nick Bradfield
Founder at divvyinvestments.com | Mari...

Mike has done a great job leading the efforts of Bunker Labs in the Raleigh area. As a Marine and entrepreneur, he... View↓

1 more recommendation↓

Bunker Labs RDU

Founder

Cigars and Sea Stories

January 2015 – Present (2 years 1 month) | North Carolina

I am a co-host and podcast personality on Cigars and Sea Stories. We are all about sharing stories with veterans who are adding VALUE to the world!

Cigarsandseastories.com

▾ 3 recommendations, including:

Eddie Lazzari
Founder, Change Your POV

I've collaborated with Michael on several business initiatives and find his approach to challenges incredibly inspiring!... View↓

Jeremy Knauff
CEO at Spartan Media

Michael is very driven and has overcome some major challenges early in life, and he's done so with more insight, humility,... View↓

1 more recommendation↓

Cigars and Sea Stories

Kajaki, Afghanistan -- post

Old glory!

Breaking bread

Afghan range

Chief Contributor
Bloodstripes.com
October 2014 – Present (2 years 4 months) | Raleigh-Durham, North Carolina Area

Bloodstripes.com is your one-stop resource for all things Marine. Our goal is to provide a network of professional development resources for successful Marines.

Mission | Blood Stripes

Want to Contribute?

Marine Corps Squad Desig…

How to Make a Loop Sling

Marine artillery

Presenter
TEDx Raleigh
March 2016 – March 2016 (1 month) | Raleigh-Durham, North Carolina Area

In a world filled with chaos it's easy to lose focus - or hope. Be aware, accept it and concentrate on that which you can control.

Add VALUE to every situation you encounter. You'll be amazed at what happens when you do.

What's your IED? How to add value in explos…

SLIDES "What's your IED? How to add VALU…

Michael J. Penney - speaki…

Designated Marksman
United States Marine Corps
June 2010 – June 2012 (2 years 1 month)

Provide precision weapon support to Marine Corps infantry units.
+Engage positively Identified threats with accurate rifle fire
+Counter sniper
+Over watch security

Guardian angel

Overwatch

Infantryman

United States Marine Corps

August 2004 – June 2012 (7 years 11 months) | 29 Palms, CA Qauntico, VA Camp Pendleton, CA

I served in 3rd Battalion 7th Marines in Ramadi, Iraq on two tours as a member of combined anti-armor teams in September 2005-March 2006 and March 2007- November 2007. After reenlisting on my second tour, I cut orders to Quantico, VA becoming a Combat Marksmanship Coach and Combat Marksmanship Trainer. After volunteering for a third tour of duty, this time to Afghanistan, I reported in to 1st Battalion 5th Marines and deployed to Kajaki/Sangin, Afghanistan from March 2011- November 2011 as the section leader for the Police Advisor Team. I was honorably discharged from service June of 2012.

combat ready

Eagles Nest

Foreign Weapons Instructor

United States Marine Corps

May 2009 – May 2012 (3 years 1 month)

I am a certified foreign weapons instructor having been trained to instruct on a number of different international threat weapons. This skill set and expertise was instrumental in performing my duties as a foreign advisor.

▸ 1 course

AUP range

Training Afghans in weapons handling and c...

Rifle, Pistol, Shotgun - Muzzleloader instructor
National Rifle Association
April 2012 – April 2012 (1 month)

I am certified to instruct individuals or groups on gun safety and handling of rifle, pistol, shotgun - muzzleloaders.

Chief Range Safety Officer
National Rifle Association
January 2012 – January 2012 (1 month)

As a Chief Range Safety Officer I am able to conduct live fire training on NRA sanctioned facilities.

Rifle, Pistol, Shotgun Instructor
National Rifle Association
January 2012 – January 2012 (1 month)

I am a certified NRA instructor capable of conducting individual or group training courses on a variety of firearms.

Police Advisor Team section leader
United States Marine Corps
October 2010 – November 2011 (1 year 2 months) | Camp Pendleton, CA

While serving in Afghanistan I worked closely with Afghan Police forces in Kajaki and Sangin in order to asses, train, advise and assist in their mission of protecting local population. My duties included developing training programs such as police professionalism, tactics and procedures, and live fire marksmanship training with the AK-47 service rifle.

▾ 1 recommendation

JP Carter
Infantry Company Commander

I've had the pleasure of serving with Mike in a variety of capacities. My first experience working with him was when I was a student and he was a combat marksmanship instructor. Mike displayed a passion for teaching, mentoring, and inspiring. His... View ↓

Members of Police Advisor Team: Cheyenne

Members of Cheyenne downrange with AUP

Combat Marksmanship Trainer

United States Marine Corps

August 2008 – July 2010 (2 years) | Quantico, VA

During my time at the school house in Quantico I had the privilege of training 17 Lieutenant details in combat marksmanship skills on both the M16/M4 service rifle and the M9 service pistol.

- 3 courses
- 1 recommendation

Stephen Mutschler
Director Information Technology at UFCW Local 951

While working with Michael J. Penney at MCB Quantico Weapons Training Battalion Michael showed great professionalism while instructing thousands of Marine Corps officers. His speaking abilities kept the audience involved and focused. It was a great... View↓

Marine Corps marksmanship

zeroing the SASR

Courses

United States Marine Corps

- Combat Marksmanship Coach Course (4.08)
- Designated Marksmanship Course (04.09)
- Formal School Instructors Course (3.10)

Independent Coursework

- Combat Marksmanship Trainers Course (8.08)

United States Marine Corps

- Foreign Weapons Instructors Course (004.009)

Certifications

National Rifle Association Credentials
National Rifle Association, License 187916236
April 2012 – April 2016

Combat Marksmanship Coachs Course; MOS 0933
Weapons Training Battalion, MCB Quantico
Starting April 2008

Combat Marksmanship Traniers Course 0931
Weapons Training Battalion, MCB Quantico
Starting August 2008

Formal School Instructors Course; 3.10
Train the Trainer School, Training Command, Camp Lejeune
Starting November 2009

Foreign Weapons Instructor Course
Weapons Training Battalion, MCB Quantico
Starting April 2009

Designated Marksman Course

Range Detachment, Marine Security Force Regiment

Starting July 2009

Education

Syracuse University

Certification, Entrepreneurship Bootcamp for Veterans with disabilities

2014 – 2014

An intense course of study centered around leveraging the skills acquired from military service in order to succeed as an entrepreneur.

Activities and Societies: Entrepreneurship Bootcamp for Veterans with Disabilities

▸ 1 project

EBV - Entrepreneurship Bootcamp for Vetera...

Projects

Graduate of Entrepreneurship Bootcamp for Veterans

July 2014

The EBV National Program is a novel, one-of-a-kind initiative designed to leverage the skills, resources and infrastructure of higher education to offer cutting-edge, experiential training in entrepreneurship and small business management to post-9/11 veterans and their families. The aim of the program is to open the door to economic opportunity for veterans and their families by developing their... **more**

5 team members, including:

Michael J. Penney
Entrepreneur

Leah Olszewski
Recruiter at K2 Solutions, Inc.

Charles Preuss
Product Manager | Technical Problem S...

Brian Knapp
IT and Salesforce Manager / Peer Mentor

Graduate of Entrepreneurship Bootcamp for Veterans

July 2014

The EBV National Program is a novel, one-of-a-kind initiative designed to leverage the skills, resources and infrastructure of higher education to offer cutting-edge, experiential training in entrepreneurship and small business management to post-9/11 veterans and their families. The aim of the program is to open the door to economic opportunity for veterans and their families by developing their... **more**

10 team members, including:

Michael J. Penney
Entrepreneur

Charles Preuss
Product Manager | Technical Problem S...

Brian Knapp
IT and Salesforce Manager / Peer Mentor

Dr. Peter Rios
Educator & Strategic Foresight Professio...

Additional Info

Interests

My main interest is collecting experiences. I love being around passionate, driven, people who add VALUE to the world. I work in a team of Marines using Marine processes matched with an entrepreneurial education. Veterans are the one group of our American society who can physically point out the change they have effectively and positively caused in the world. Veterans have written the history of our people. We are the ones who will shape a better tomorrow.

Advice for Contacting Michael J.

mike@cigarsandseastories.com or michael.penney@bunkerlabs.org

---

Volunteer Experience & Causes

Peer support

Consolidated Substance Abuse Counseling

April 2010 | Health

I work with fellow veterans on their struggles with alcohol. Many times, veterans turn to the substance as a control measure for the angst they feel at being misunderstood by the general population. My work centers around finding treatment for the veteran and injecting them into a network of positively driven people. This allows the veteran to complete the circle of recovery in removing themselves... **more**

Causes Michael J. cares about:

- Children
- Civil Rights and Social Action
- Education

Skills

Top Skills

88 Military

68 Weapons

64 Tactics

62 Leadership

45 Combat

31 Force Protection

31 Training

25 Afghanistan

24 Firearms

22 Military Operations



Michael J. also knows about...

22 Strategic Planning
17 Security Clearance
17 Military Experience
17 Team Building
16 Program Management
15 Marksmanship
15 Leadership Development
11 Physical Security
11 Counterterrorism
11 Operational Planning
9 Command
8 Government
6 Security Operations
6 Defense
6 National Security

See 25+ >

Recommendations

Received (8) ▾ Given (7)

Director of Programs
Bunker Labs



Thomas Brennan
Journalist, Author Focused On War & Trauma

“ Michael is more than just a great beard. He is a genuine, selfless leader and friend. My business wouldn't be where it is today if it weren't for Michael's passion for inspiring fellow veterans to reach their full potential as entrepreneurs.

December 23, 2016, Thomas reported to Michael J. at Bunker Labs



Nick Bradfield
Founder at divvyinvestments.com | Marine veteran | financial literacy advocate

“ Mike has done a great job leading the efforts of Bunker Labs in the Raleigh area. As a Marine and entrepreneur, he immediately gains the trust of the audience. He is able to quickly put everyone at ease which helps facilitate dynamic discussions that ultimately help the entrepreneurs in the room succeed. He has shown on multiple occasions dedication to do whatever is... **more**

December 16, 2016, Nick worked directly with Michael J. at Bunker Labs

Joshua W. Robertson
Managing Partner at Shipmate LLC

“ Michael is an energetic and charismatic speaker. I've been lucky enough to be a part of events where he has spoken, taught and moderated. He is amazing at keeping the audience engaged and maintaining the tempo of an event. Will definitely work with him again in the future!

December 16, 2016, Joshua worked with Michael J. at Bunker Labs

Founder
Cigars and Sea Stories



Eddie Lazzari
Founder, Change Your POV

“ I've collaborated with Michael on several business initiatives and find his approach to challenges incredibly inspiring! Michael's "Can-Do" spirit and drive for excellence is extremely motivating and very contagious.

Michael uses his talents as a Podcaster @Cigars&SeaStories and his BizDev experience @Bunker Labs to craft a collaborative environment for the... **more**

December 20, 2016, Eddie worked with Michael J. at Cigars and Sea Stories



Jeremy Knauff
CEO at Spartan Media

Michael is very driven and has overcome some major challenges early in life, and he's done so with more insight, humility, and grace than you would expect from someone so young. He has gone on to become a successful entrepreneur, podcast host, and speaker, and has worked tirelessly to empower our fellow veterans. I would highly recommend him in almost any scenario because... **more**

July 24, 2016, Jeremy was a consultant or contractor to Michael J. at Cigars and Sea Stories

See More



William H Tate

CFO at BLAZnTECH,Inc.

Durham, North Carolina | Financial Services

Current	BLAZnTECH, My Money Lanscsape
Previous	Ukraine Business Development Project, Morgan Stanle
Education	Ole Miss, aka University of Mississippi

Send William H InMail

https://www.linkedin.com/in/william-h-tate-8a23237

Posts

Published by William H



Learn to use networking to your advantage

April 4, 2016

Background

Summary

Friends, family, and professional associates describe me as "people person", but a "systems guy"! I love to simplify and solve money management challenges.

Most people who know me well say that I am a competent, caring and experienced money manager. I have been a Trainer, Advisor, and Manager in the financial management business since 1994.

My best focus areas are financial management, business development, training and leading people. I enjoy being on a good team where I can make a positive difference.

Experience

Chief Financial Officer

BLAZnTECH

November 2016 – Present (3 months) | Raleigh-Durham, North Carolina Area

BLAZnTECH is an innovative firearms cleaning and accessories company. We are based in the Durham, North Carolina. Please check out our website at https://blazntech.com/.

We are proud to introduce the world's first and only Motorized Weapons Cleaning System (MWCS). It is a pocket-sized tool that quickly and effectively (without any disassembly) cleans most commonly used rifles and handguns! Our proprietary firearms cleaning brushes are made from glass-reinforced nylon. All of our parts are assembled in the United States. Our MWCS is guaranteed to provide the user a luxurious cleaning experience.

We were founded by a war veteran who personally discovered the need for such a device while being deployed to global combat zones. BLAZnTECH is a veteran-owned and operated company that takes great pride in delivering its necessity-based invention to an industry that is already calling the product "a high-tech vacuum cleaner in a marketplace full of old brooms".

BLAZnTECH MWCS 4 minute info/demo video

Founder and CEO

My Money Lanscsape

January 2014 – Present (3 years 1 month) | Durham, North Carolina

My Money Landscape (MML) is a revolutionary new and the first ever truly VISUAL personal finance software program. We offer a superior alternative to dull and dreary financial spreadsheets. Our MML platform provides our users with a single screen colorful image where they can see all of their financial accounts (asset, debt, and insurance) displayed on a natural landscape.

By using our natural landscape display, users can easily SEE their complete financial snapshot picture. They can see exactly how all of their financial accounts relate to each other. Their MML financial picture prompts them to take actions to improve their overall financial health and wealth. MML is fun, simple, and easy to use!

Multiple studies and our own customer discovery surveys confirmed that about 70% of people are visual learners. Good infographics are 30x more likely to be read than a text article. Colorful visual images are usually processed 60,000x faster in the brain than text. MML is designed to make money management more concrete, logical and intuitive for all involved.

MML is a win/win for both B2C and B2B users.
B2C users- MML provides users their very own personalized visual financial picture snapshot report.

For B2B users- MML provides financial professionals with cool new and exciting tools to engage and retain their clients and prospects.

Accomplishments/significant events-

• Created a whole new concept of a completely VISUAL based personal finance software program.
• Produced an innovative pictorial display system for organizing and displaying financial account information.
• Lead conception, design, and development for the entire software process.
• Recruited and coordinated global web developers and graphic designers.

▸ 2 projects

Senior Trainer and Advisor

Ukraine Business Development Project

May 2006 – December 2013 (7 years 8 months) | Kirovohrad, Ukraine

Ukraine Business Development Project was born out of the 2004/2005 Ukrainian Freedom Movement (Orange Revolution). Relocated to Ukraine to train, advise and assist in the development and modernization of Ukraine based banking and financial management companies. The objective was for Ukrainian organizations to adopt more USA style open and contemporary business management practices.

Accomplishments/significant events-

• Attended several Ukrainian Investment Summits in Kyiv (sponsored by Adam Smith Conferences).
• Conducted several MBA level American business and culture lectures at local colleges and universities.
• Trained, advised, and assisted several small to mid-level Ukrainian businesses in ways and means of attracting and contracting American companies.
• Supported the American Peace Corp volunteers and operations whenever possible. Not eligible for direct Peace Corp assignment due to advanced US Army Special Forces (Green Berets) past training and missions.

Financial Advisor, Manager, Trainer

Morgan Stanley

August 1998 – May 2006 (7 years 10 months) | Sillicon Valley, California

Functioned as a Financial Advisor, Sales Manager, and rookie Financial Advisor Trainer at the San Mateo branch office at Morgan Stanley. Primary duties were to train, advise and assist all Financial Advisors licenses two years and under on client prospecting, engagement, closing, and relationship management. Branch Sales Manager duties were to act as branch office manager in the absence of the Branch Manager. Addition duties were to review all branch trades and investments for client suitability.

Accomplishments/significant events-

• Trained, advised and assisted twenty rookie Morgan Stanley Financial Advisors on client building and retention best practices. Long term client preservation increased about 20% on average as a result.
• Earned the # 7 production spot for Morgan Stanley West Coast Region for Managed Futures and Non-correlated investments (# 1 in the San Mateo branch).
• Coached eight local college interns on real world financial office sales and services operations. Sales team operations and effectiveness increased by more about 25% as a result.
• Mentored and licensed by Bruce Raymond Wright in his Macro Strategic Planning Masters Course (http://www.macrostrategicdesign.com/) from 2000 to 2005.
• Paid public speaker and guest lecturer at several San Francisco Bay Area organizations.
• Created an outstanding business referral system from local area legal, accounting, tax professionals.
• Taught the California Prudent Investor Rule classes to more than twenty local lawyers.
• Published a monthly Morgan Stanley financial management article in the local daily newspaper.
• Received a clean Form U-4 with no adverse actions nor client complaints.

▸ 2 courses

Financial Advisor

Prudential Financial

November 1995 – August 1998 (2 years 10 months) | Memphis, TN

Studied basic and advanced investments and business entity formations since the 1980's. Recruited into Prudential Securities Memphis, TN branch as a Financial Advisor in Training. Graduated the basic Financial Advisor training program in greater San Diego, CA.

Accomplishments/significant events-

• Rose to the # 1 rookie branch office producer within the first 2 months of production.
• Created and lead the "Elephant Team", a three-man Financial Advisor team which grossed $1 million in revenue production in its first fifteen months after formation.
• Ranked #1 nationwide rookie class Financial Advisor at Prudential Securities in all three important categories: most new accounts, most production/sales revenue, and most new money raised.
• Performed as a financial coach to Tony Robbins five-day on-site Wealth Mastery courses. Worked with Tony and his team to train, advise and assist his course participants during these fast moving and jam-packed week-long advanced money management courses.

Leadership Development Consultant

US Army

February 1979 – January 1997 (18 years) | Global

Conducted missions to Africa, Central America, Europe, the Middle East and the United States. Learned to follow and lead men, adapt, improvise, and overcome any challenge. Functioned well as a team player while serving in an Army Special Forces (Green Berets) A- team. Learn more about how USA Military vets can help your organization at- http://blog.proven.com/why-you-should-hire-veterans and http://www.talentculture.com/10-reasons-why-you-should-hire-a-veteran/.

Accomplishments/significant events-

• Enlisted in the Army National Guard as a junior in high school at age seventeen.
• Awarded the Airborne paratrooper jump school wings at age nineteen.
• Commissioned a 2nd Lieutenant from the Ole Miss Army ROTC Program at age twenty.
• Recruited into the Army Special Forces (Green Berets) as an A-Team executive officer.
• Trained, advised, and assisted people wherever possible in global missions to Africa, Central America, Europe, the Middle East and the United States.
• Decorated Gulf War veteran serving with coalition forces in Saudi Arabia, Kuwait, and Bahrain.
• Retired after eighteen years honorable service due to the 1996 Forces Reduction Act.

Volunteer Experience & Causes

Local Community Service
Kiwanis International
March 1998 – December 2005 (7 years 10 months) | Children

Attended weekly meetings and volunteered for most quarterly local community service projects.

Causes William H cares about:

- Animal Welfare
- Arts and Culture
- Children
- Economic Empowerment
- Environment
- Health
- Human Rights
- Politics
- Social Services

Organizations William H supports:

- Americans for Nonsmokers' Rights

Projects

My Money Landscape
January 2013 – December 2015

My Money Landscape (MML) was a personal finance software project. Our idea was to create the first ever VISUAL personal finance software program that turned money into pictures. MML wanted to set the data visualization standard for all other personal finance software programs. Most of our customer discovery surveys indicate that MML is still a great idea. Thus, we'll likely return to it when the... **more**

3 team members

William H Tate
CFO at BLAZnTECH,Inc.

Galyna Tate
Translator, copywriter, writer. at Indepen...

Andrey Lychuk
Owner, M.I.F.Projects

Groundwork Labs

January 2014 – March 2014

My Money Landscape (MML) was our startup VISUAL personal finance software program/company. We were accepted into the Groundwork Labs (GWL) as a participating startup company. GWL is a startup incubator and accelerator program based in Durham, NC run by its director, John Austin. GWL is an excellent way to move your startup project from your garage into a fast moving business. I learned a great... **more**

2 team members

William H Tate
CFO at BLAZnTECH,Inc.

Galyna Tate
Translator, copywriter, writer. at Indepen...

Skills

Top Skills

- 22 Finance
- 17 Retirement Planning
- 16 Investments
- 16 Leadership
- 15 Small Business
- 11 Entrepreneurship
- 8 Investment Advisory
- 8 Wealth Management
- 6 Asset Allocation
- 6 Financial Planning

William H also knows about...

5 Investment Strategies | 4 Retirement | 4 Portfolio Management
4 Asset Management | 4 Equities | 4 Insurance | 4 People Skills
4 Risk Management | 3 Strategic Financial... | 3 Financial Analysis | 3 Banking
2 Alternative Investments | 2 Financial Advisory | 2 401k | 1 Estate Planning

See 5+ >

Education

Ole Miss, aka University of Mississippi
Bachelor's Degree, Business Administration and Management, General Business, B
1980 – 1986

Enjoyed time at Ole Miss very much! Excelled in business, finance, management, and history classes;

Activities and Societies: Army ROTC commissioned 2nd Lieutenant officer, Officer in the Ole Miss College Republicans Club, and the Yoknapatawpha Young Republicans Club, Senator in the Ole Miss Associated Student Body, Ambassador/Sponsor to foreign country students, and Member of the Ole Miss Men's Chorale Glee Club.

Tupelo High School (THS)
High School, General Studies, B
1977 – 1980

Activities and Societies: I was active in THS chorus, swimming, wrestling, and football.

Additional Info

- **Interests**

Healthy mind, body, spirit. Excellent interpersonal traits. First-rate written and spoken communication abilities. Engaging personality. Entrepreneurial mindset and behavior. Teachable and coachable. No travel restrictions. Functional with Microsoft Suite. Conversational Russian and Arabic language ability. I enjoy many healthy lifestyle activities and all kinds of water sports. I seek to engage in routines that lead to a healthy mind, body, and spirit. I like mentoring and coaching others on good health and wealth habits. I especially love global travel, adventure, exploring and learning new things.

- **Advice for Contacting William H**

Email me at rebelman1us@yahoo.com.

Certifications

Securities & Exchange Commission Exams- Series 7, 9, 10, 31, 63, 65,
Financial Industry Regulatory Authority (FINRA), License NA
February 1996 – May 2006

Life, Health, & Accident Insurance License
Tennessee & California Department of Insurance
February 1996 – May 2006

Residential Real Estate License
Mississippi Real Estate Commission
April 1988 – April 1989

Courses

Independent Coursework

- Human Element Course (Leadership course)
- Radical Collaboration Course (Leadership course)
- Macro Strategic Planning Masters Course (Leadership course)
- San Mateo, CA Chamber of Commerce Leadership Program (Leadership course)

Morgan Stanley

- Rule 144 Specialist (Restricted Stock) (Financial Management)
- Retirement Planning Specialist (Financial Management)

Honors & Awards

Morgan Stanley 1999 Director's Club award
Morgan Stanley
1999

Toastmaster's International Competent Leadership Award
2002

Recommendations

Given (2)



Laurie Kane-Carson, ACB
Director of Innovation

" Want to increase your creativity, mind set and behavior? Then go see Laurie in action. I attended one of Laurie's recent creativity workshops. It was hands on, group/team centered, and an excellent way of getting out of your own limited 9 box usual way. Do you know how and why using a simple green file folder makes you much more creative? Finish a couple of hours with... **more**

June 2, 2016, William H was Laurie's client



Aaron Strouse
Web Developer

" Aaron was the tech team leader for our My Money Landscape personal finance software startup company. From all of my observations, he has excellent interpersonal and people management talents. I am not a tech guy, thus I don't know much about coding. But Aaron appears to have good Ruby on Rails technical skills too. I highly recommend Aaron if you are in need of a good tech... **more**

March 22, 2015, William H managed Aaron at My Money Landscape